EXHIBIT 12.01

	MBIA Inc and Subsidiaries(1) (in thousands except for ratios)
	Full Year
	1995	1996	1997	1998	1999	1999(2)	2000	2001	2002	1Q 2003
						excl. 1-time
Earnings to Fixed Charges (Interest Coverage) Ratio
Income before taxes	$375,009	$448,415	$525,252	$565,038	$387,883	$645,592	$714,857	$790,984	$792,581	$313,220
Interest Expense	29,642	34,665	38,645	44,620	53,935	53,935	53,756	56,445	58,453	16,949
Portion of rentals deemed to be interest(3)	869	1,077	1,549	1,923	1,947	1,947	1,437	959	1,089	323

Earnings	$405,520	$484,157	$565,446	$611,581	$443,765	$701,474	$770,050	$848,388	$852,123	$330,492

Interest Expense	$29,642	$34,665	$38,645	$44,620	$53,935	$53,935	$53,756	$56,445	$58,453	$16,949
Portion of rentals deemed to be interest(3)	869	1,077	1,549	1,923	1,947	1,947	1,437	959	1,089	323

Fixed Charges	$30,511	$35,742	$40,194	$46,543	$55,882	$55,882	$55,193	$57,404	$59,542	$17,272

Earnings to Fixed Charges	13.3	13.5	14.1	13.1	7.9	12.6	14.0	14.8	14.3	19.1

		1996	1997	1998	1999	1999	2000	2001	2002	1Q 2003
Debt to Equity Ratio
Long Term Debt		389,010	488,878	688,996	689,204	689,204	795,102	805,062	1,033,070	1,035,690
Shareholders Equity		2,761,223	3,361,512	3,792,217	3,513,101	3,513,101	4,223,413	4,782,638	5,493,351	5,664,563

Total Capital		3,150,233	3,850,390	4,481,213	4,202,305	4,202,305	5,018,515	5,587,700	6,526,421	6,700,253

Long-Term Debt to Total Capital		12.3%	12.7%	15.4%	16.4%	16.4%	15.8%	14.4%	15.8%	15.5%

							2000	2001	2002	1Q 2003
Debt to Equity Ratio
Long Term Debt							795,102	805,062	1,033,070	1,035,690
Shareholders Equity							4,223,413	4,782,638	5,493,351	5,664,563
FAS 115 and 133							(106,191)	(169,454)	(547,016)	(550,893)

Total Capital							4,912,324	5,418,246	5,979,405	6,149,360

Long-Term Debt to Total Capital (excludes FAS 115 and 133)							16.2%	14.9%	17.3%	16.8%

	MBIA Inc and Subsidiaries(1) (in thousands except for ratios)
	By Quarter
	1Q 2001	2Q 2001	3Q 2001	4Q 2001	1Q 2002	2Q 2002	3Q 2002	4Q 2002	1Q 2003

Earnings to Fixed Charges (Interest Coverage) Ratio
Income before taxes	$174,586	$369,085	$580,572	$790,984	$217,222	$410,607	$630,766	$792,581	$313,220
Interest Expense	15,743	29,894	44,217	56,445	12,834	25,790	40,931	58,453	16,949
Portion of rentals deemed to be interest(3)	218	481	699	959	155	531	967	1,089	323

Earnings	$190,547	$399,460	$625,488	$848,388	$230,211	$436,928	$672,664	$852,123	$330,492

Interest Expense	$15,743	$29,894	$44,217	$56,445	$12,834	$25,790	$40,931	$58,453	$16,949
Portion of rentals deemed to be interest(3)	218	481	699	959	155	531	967	1,089	323

Fixed Charges	$15,961	$30,375	$44,916	$57,404	$12,989	$26,321	$41,898	$59,542	$17,272

Earnings to Fixed Charges	11.9	13.2	13.9	14.8	17.7	16.6	16.1	14.3	19.1

	1Q 2001	2Q 2001	3Q 2001	4Q 2001	1Q 2002	2Q 2002	3Q 2002	4Q 2002	1Q 2003
Debt to Equity Ratio
Long Term Debt	802,673	795,295	812,996	805,062	804,386	816,185	1,115,259	1,033,070	1,035,690
Shareholders Equity	4,404,257	4,461,836	4,758,953	4,782,638	4,790,959	5,085,973	5,491,538	5,493,351	5,664,563

Total Capital	5,206,930	5,257,131	5,571,949	5,587,700	5,595,345	5,902,158	6,606,797	6,526,421	6,700,253

Long-Term Debt to Total Capital	15.4%	15.1%	14.6%	14.4%	14.4%	13.8%	16.9%	15.8%	15.5%

				4Q 2001	1Q 2002	2Q 2002	3Q 2002	4Q 2002	1Q 2003
Debt to Equity Ratio
Long Term Debt				805,062	804,386	816,185	1,115,259	1,033,070	1,035,690
Shareholders Equity				4,782,638	4,790,959	5,085,973	5,491,538	5,493,351	5,664,563
FAS 115 and 133				(169,454)	(89,378)	(284,086)	(620,424)	(547,016)	(550,893)

Total Capital				5,418,246	5,505,967	5,618,072	5,986,373	5,979,405	6,149,360

Long-Term Debt to Total Capital (excludes FAS 115 and 133)				14.9%	14.6%	14.5%	18.6%	17.3%	16.8%

(1)	All years have been restated to reflect the merger with CapMAC Holdings and 1838 Investment Advisors.
(2)	Excludes the loss reserve strengthening ($152.7 million pre-tax and $99.3 million after-tax) and the write off of Capital Asset ($105.0 pre-tax and $70.3 million after-tax).
(3)	MBIA uses what is known as the one-third methodology to determine the amount of interest implicit in rental payments that should be included in fixed charges. The SEC stated in Accounting Series Release 155 that although they prefer "reliable estimates of the portion of rentals that represent interest" they will not disallow the one-third methodology if it represents a reasonable approximation of the interest portion of the rentals.